UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12a

CEA Industries Inc.

(Name of Registrant as Specified in Its Charter)

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On February 25, 2026, CEA Industries Inc. issued a letter to shareholders from its Chief Executive Officer and issued posts on X.com related to the letter, each of which is set forth below:

CEA Industries CEO David Namdar Issues Letter to Shareholders

Louisville, Colorado – February 25, 2026 — CEA Industries Inc. (Nasdaq: BNC) (“BNC” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB, today issued a letter to shareholders from CEO David Namdar reaffirming the Company’s balance sheet strength, long-term treasury strategy, and commitment to strong corporate governance.

The full text of the letter follows:

Dear Shareholders,

It has been some time since I’ve written to you directly, and I wanted to take a moment to share where things stand. Over recent months, the Company has engaged in shareholder dialogue that has at times played out publicly. As a public company, communications must remain measured, compliant, and coordinated. That discipline necessitates fewer immediate public statements, but ensures accuracy and equal treatment for all shareholders.

I want to start by reaffirming what has not changed. The balance sheet remains clean: no material debt, no convertible notes, no encumbered assets. In an environment where many digital asset companies have taken on significant leverage, that conservative positioning gives us genuine flexibility. It is a deliberate choice, and one I believe serves shareholders well. Building a durable digital asset treasury strategy is a complex effort that extends beyond asset accumulation alone. We are actively establishing the governance, reporting, custody, treasury operations, and capital discipline required to withstand market cycles. This foundation is essential to ensuring that long-term value is created on a per-share basis rather than through leverage or short-term balance sheet expansion.

Crypto markets have been challenging. For those of us who have navigated prior cycles, these periods are familiar. They are uncomfortable, but they are also where long-term value tends to be shaped. The companies and investors that maintain discipline through downturns that preserve balance sheet strength and allocate capital thoughtfully are consistently the ones that emerge stronger. BNB remains at the center of one of the largest exchange ecosystems globally, with real utility across transaction fees, network participation, and on-chain activity. Our conviction in the asset and the broader strategy remains firm.

Execution has continued through this period. Treasury operations are advancing, and the Company has repurchased shares within regulatory limits when trading prices have reflected a material disconnect from underlying asset value. On the governance side, the Board has added new independent directors since my last update, bringing meaningful public company, legal, and operational oversight experience.

All shareholder feedback and proposals are reviewed through established public company governance and fiduciary standards. Constructive engagement from any shareholder that advances long-term value for all owners of this company is always welcome.

Context matters. In the six months since CEA Industries evolved into a digital asset treasury company, we have moved quickly to operationalize this vision. While overseeing this transformation, my role is and continues to be focused on securing the Company’s foundation, stewarding its assets with discipline, and ensuring that every significant operating and capital allocation decision is made with a long-term lens. That remains my focus.

I am optimistic about what lies ahead for this company and for the digital asset space more broadly. Historically, periods of market difficulty have been the environments in which disciplined companies strengthen foundations and allocate capital more thoughtfully. I look forward to sharing more as we move forward.

With appreciation,

David Namdar

Chief Executive Officer

CEA Industries Inc. (BNC)

—

About CEA Industries Inc.

CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties, including forward-looking statements regarding BNC’s expectations or beliefs regarding BNC’s focus on managing the world’s largest corporate treasury of BNB and its establishment of governance, reporting custody, treasury operations and capital discipline, and the future value, utility, and adoption of BNB and broader digital asset market conditions. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to, BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s Form 10-Q filed with the SEC on December 15, 2025, Form 10-K filed with the SEC on March 27, 2025, and Form 10-KT filed with the SEC on July 25, 2025, each as may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the SEC in connection with YZi Labs’ consent solicitation. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Hans Thomas, Annemarie Tierney and Glenn Tyranski) and certain of its executive officers (David Namdar) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025 and November 28, 2025. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com